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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LIVEPERSON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April [    ], 2002

Dear LivePerson Stockholders:

        On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on May 23, 2002 at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088).

        The purposes of this meeting are:

  •
  the election of one director;

  •
  to consider and vote upon proposals to amend our Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the outstanding shares of our Common Stock (to be determined at the discretion of the Board);

  •
  the ratification of the Board's appointment of KPMG LLP as independent public accountants; and

  •
  to act upon such other business as may properly come before the Annual Meeting.

        You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about these proposals. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2(a), 2(b), 2(c), and 3 in the Notice.

        You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        The Proxy Statement and the enclosed Proxy Card are first being mailed on or about April [    ], 2002 to stockholders entitled to vote. Our 2001 Annual Report to Stockholders is being mailed with the Proxy Statement.

        We look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      Robert P. LoCascio
                       Chairman of the Board and
                      Chief Executive Officer

LIVEPERSON, INC.
462 Seventh Avenue, 21st Floor
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. MAY 23, 2002

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of LivePerson, Inc., a Delaware corporation (the "Company"), will be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 on May 23, 2002 at 10:00 a.m. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

  (1)
  To elect one (1) Class II director to serve until the 2005 Annual Meeting of Stockholders or until such director's successor shall have been duly elected and qualified;
  (2)
  To consider and act upon separate, alternative proposed amendments to the Company's Fourth Amended and Restated Certificate of Incorporation which will:
    (a)
    effect a one-for-three reverse split of the Company's outstanding shares of Common Stock;
    (b)
    effect a one-for-five reverse split of the Company's outstanding shares of Common Stock; and
    (c)
    effect a one-for-seven reverse split of the Company's outstanding shares of Common Stock.

    The Company's Board of Directors would retain the discretion to select, from among any of the foregoing proposals approved by the stockholders, the ratio at which to implement a reverse split of the Company's outstanding shares of Common Stock, or not to effect a reverse split at all, at any time prior to September 16, 2002.

  (3)
  To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002; and
  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on April [    ], 2002 will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                      By Order of the Board of Directors

                      Timothy E. Bixby
                       President, Chief Financial Officer, Secretary and Director

New York, New York
April [    ], 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.
462 Seventh Avenue, 21st Floor
New York, New York 10018

PROXY STATEMENT

General

        This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation ("LivePerson" or the "Company"), as of April [    ], 2002, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 23, 2002, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about April [    ], 2002 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

        The specific matters to be considered and acted upon at the Annual Meeting are:

            (i)  the election of one director;

          (ii)  to consider and vote upon separate proposals to amend our Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the outstanding shares of our common stock, par value $0.001 per share ("Common Stock") at a ratio of one-for-three, one-for-five and one-for-seven, to be determined from among any of the proposals approved by the stockholders, or not to effect a reverse split at all, at the discretion of the Board (each such proposal, a "Reverse Split Proposal" and collectively, the "Reverse Split Proposals");

          (iii)  the ratification of the Board's appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

          (iv)  to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        These matters are described in more detail in this Proxy Statement.

        On April [    ], 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, [    ] shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April [    ], 2002. Stockholders may not cumulate votes in the election of directors.

        The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

        The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        If a quorum is present, the nominee who receives the greatest number of votes properly cast (in person or by proxy) will be elected as a Class II Director. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the director.

        To be approved, each of the Reverse Split Proposals requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Both abstentions and broker non-votes will be counted towards the tabulation of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes.

        Proposals other than for the election of the director or the Reverse Split Proposals shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

        Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

        If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board, unless the authority to vote for the election of such director is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2(a), 2(b), 2(c) and 3 described in this Proxy Statement, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 462 Seventh Avenue, 21st Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

        In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2003 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any proposal by a stockholder must be received by the Company at its principal executive offices in New York, New York, on or before December [    ], 2002. In addition, under the Company's bylaws, any proposal for consideration at the 2003 Annual Meeting of Stockholders submitted by a stockholder not pursuant to Rule 14a-8 will be considered untimely unless it is received by the Secretary of the Company at its principal executive offices between the close of business on January 23, 2003 and the close of business on February 22, 2003, and is otherwise in compliance with the requirements set forth in the Company's bylaws. The proxy solicited by the Board of Directors for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

        The Company's Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director's term will be subject to the election and qualification of such director's successor, or the earlier death, resignation or removal of such director.

        The Board currently consists of six persons, as follows:

Class I (current term ends upon 2004 Annual Meeting)	Class II (current term ends upon this Annual Meeting)	Class III* (current term ends upon 2003 Annual Meeting)

Richard L. Fields	Timothy E. Bixby	Kevin C. Lavan
Emmanuel Gill	Wycliffe K. Grousbeck	Robert P. LoCascio

*
On April 3, 2002, Class III director Robert W. Matschullat resigned from the Board.

        The term of office for the two Class II directors listed above expires at the Annual Meeting. The Board has selected Mr. Bixby, a current Class II director, as nominee for Class II director whose term of office will expire at the 2005 Annual Meeting of Stockholders. Mr. Grousbeck intends to resign from the Board immediately prior to the Annual Meeting, and the Board has declined to designate a nominee for a Class II director to succeed him. Concurrently with the resignation of Mr. Grousbeck, the Board shall reduce the size of the Board by one person, such that after the Annual Meeting, the Board is expected to consist of five persons, with Classes I and III consisting of two directors each, and Class II consisting of one director.

        Mr. Bixby has agreed to serve, if elected, and management has no reason to believe that Mr. Bixby will be unavailable to serve. In the event Mr. Bixby is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Bixby. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Nominee for Term Ending upon the 2005 Annual Meeting of Stockholders (Class II)

        Timothy E. Bixby, 37, has been our Chief Financial Officer since June 1999, our Secretary and a director since October 1999 and our President since March 2001. In addition, Mr. Bixby was an Executive Vice President from January 2000 until March 2001. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby spent three years in Credit Suisse First Boston's mergers and acquisitions group as a financial analyst. Mr. Bixby received a M.B.A. from Harvard University and an A.B. from Dartmouth College.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

Continuing Directors for Term Ending upon the 2003 Annual Meeting of Stockholders (Class III)

        Kevin C. Lavan, 49, has been a director since January 2000. Since October 2000, Mr. Lavan has been serving as an independent consultant to marketing services organizations. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Impiric, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From January 1995 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom's subsidiary, MTV Networks. Mr. Lavan received a B.S. from Manhattan College.

        Robert P. LoCascio, 33, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City 2001 Ernst & Young Entrepreneur of the Year finalist. Mr. LoCascio received a B.B.A. from Loyola College.

Continuing Directors for Term Ending upon the 2004 Annual Meeting of Stockholders (Class I)

        Richard L. Fields, 45, has been a director since July 1999. Mr. Fields is a Managing Director of the investment banking firm Allen & Company Incorporated, where he has been employed since 1986. Mr. Fields is a director of the Telecommunications Development Fund. Mr. Fields received a J.D. from Harvard University, a M.B.A. from Stanford University and a B.S. from the Massachusetts Institute of Technology.

        Emmanuel Gill, 63, has been a director since July 2001. Since 1999, Mr. Gill has been President and Chief Executive Officer of Gilbridge Holdings Ltd., a private company which invests in Israeli technology start-up businesses and assists them in entering the United States market. Mr. Gill was a director of our subsidiary HumanClick Ltd., which we acquired in October 2000. Between 1979 and 1999, Mr. Gill was President and Chief Executive Officer of Elbit Ltd., an Israeli manufacturer of electronics for the defense, communications and medical industries. In 1996, Elbit completed a strategic spin-off, forming three separate publicly-traded companies, and Mr. Gill remained Chairman of each of the Elbit spin-offs until forming Gilbridge in 1999. Mr. Gill received a B.S. from the Technion, Israel Institute of Technology.

Non-Continuing Directors

        Wycliffe K. Grousbeck, 40, has been a director since July 1999. Mr. Grousbeck has been a General Partner of Highland Capital Partners, Inc., a venture capital firm, since August 1996 and joined as an Associate in May 1995. Mr. Grousbeck is a director of AccentCare, Inc., Atomica Corporation, EXACT Sciences Corporation, NuGenesis Technologies Corporation, and Relicore, Inc. Mr. Grousbeck received a M.B.A. from Stanford University, a J.D. from the University of Michigan and an A.B. from Princeton University. Mr. Grousbeck intends to resign from the Board immediately prior to the Annual Meeting.

        Robert W. Matschullat, 54, was a director from March 2000 until his resignation from the Board on April 3, 2002. Since June 2000, Mr. Matschullat has been a private investor. From October 1995 through May 2000, Mr. Matschullat was Vice Chairman of the board of directors of The Seagram Company Ltd., and also served as Chief Financial Officer of Seagram from October 1995 to December 1999. Previously, he was Managing Director and Head of Worldwide Investment Banking for Morgan Stanley & Co., Inc. and a director of Morgan Stanley Group, Inc., from 1992 through June 1995. Mr. Matschullat is a director of The Clorox Company. Mr. Matschullat received a M.B.A. and a B.A. from Stanford University.

Board Committees and Meetings

        The Board of Directors held thirteen meetings and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nominating Committee. In the 2001 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2001 Fiscal Year for which such director served).

        The Audit Committee of our Board of Directors reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the recommendations of our independent public accountants, the scope of the annual audits, the fees to be paid to the auditors, the performance of our auditors and our accounting practices. The members of the Audit Committee are Mr. Fields, Mr. Gill and Mr. Lavan. The Audit Committee held two meetings and acted by written consent on one occasion during the 2001 Fiscal Year.

        The Compensation Committee of our Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The members of the Compensation Committee are Mr. Fields and Mr. Gill. Mr. Matschullat served on the Compensation Committee until his resignation from the Board on April 3, 2002. The Compensation Committee held one meeting during the 2001 Fiscal Year.

Director Compensation

        Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees do not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. Non-employee directors are granted options to purchase 15,000 shares of our Common Stock upon their election to the Board of Directors. In addition, non-employee directors are granted options to purchase 5,000 shares of our Common Stock on the date of each annual meeting of stockholders.

Required Vote

        The Class III director standing for election at the Annual Meeting shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

OWNERSHIP OF SECURITIES

        The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 1, 2002, by:

  •
  each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;

  •
  each of our directors and director nominees;

  •
  each of our executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

  •
  each of our directors and executive officers as a group.

        The following table gives effect to the shares of Common Stock issuable within 60 days of April 1, 2002 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 33,983,381 shares of Common Stock outstanding at April 1, 2002. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Special Situations Technology Fund, L.P.(1)	6,770,154	19.9%
Directors and Executive Officers
Robert P. LoCascio(2)	6,681,963	19.7%
Timothy E. Bixby(3)	427,625	1.2%
Richard L. Fields(4)	449,971	1.3%
Emmanuel Gill(5)	1,265,763	3.7%
Wycliffe K. Grousbeck(6)	21,720	*
Kevin C. Lavan(7)	36,065	*
Robert W. Matschullat(8)	72,500	*
Directors and Executive Officers as a group (7 persons)(9)	8,955,607	25.9%

*
Less than 1%.

(1)
Based solely on our review of the Schedule 13G filed with the Securities and Exchange Commission on December 14, 2001 by Special Situations Technology Fund, L.P. ("Tech"), its general partner, SST Advisers L.L.C. ("SSTA"), and Austin W. Marxe and David M. Greenhouse, the executive officer members of SSTA (together, with Tech and SSTA, the "SST Fund"). The address for the SST Fund is 153 East 53rd Street, 55th Floor, New York, New York 10022. Tech, SSTA, Marxe and Greenhouse share voting and investment power over the shares, which are held by Tech.

(2)
The address for Mr. LoCascio is c/o LivePerson, Inc., 462 Seventh Avenue, 21st Floor, New York, New York 10018.

(3)
Includes 425,625 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002.

(4)
Includes 321,460 shares of Common Stock and 46,887 shares of Common Stock issuable upon exercise of warrants held of record by Allen & Company Incorporated ("Allen & Company") and beneficially owned by Mr. Fields, over which he exercises sole voting and investment power. Mr. Fields is a Managing Director of Allen & Company. Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of, 1,119,177 shares and 148,426 shares issuable upon exercise of warrants which are held of record by Allen & Company and beneficially owned by Allen & Company or other of its officers and related persons. Also includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002.

(5)
Includes 1,250,763 shares of Common Stock held by Gilbridge Holdings Ltd., an entity over which Mr. Gill indirectly exercises control. Mr. Gill disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any. Also includes 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002.

(6)
Includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002.

(7)
Consists of 36,065 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002.

(8)
Includes 30,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 1, 2002. Mr. Matschullat resigned from the Board on April 3, 2002, at which date 5,000 shares of Common Stock would no longer be included in the table above because the underlying options were no longer exercisable.

(9)
Includes 593,577 shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days of April 1, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The executive officers of LivePerson, and their ages and positions as of April 1, 2002, are:

Name	Age	Position
Robert P. LoCascio	33	Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	37	President, Chief Financial Officer, Secretary and Director

Summary Compensation Table

        The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2001, 2000 and 1999 by our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer, who served as executive officers at the end of 2001 and who earned more than $100,000 in 2001, or who would be listed below under such criteria but for the fact that that the individual was not serving as an executive officer at the end of 2001. The Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer listed below are referred to as the "Named Executive Officers" in this Proxy Statement.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options (#)
	Year	Salary ($)	Bonus ($)
Robert P. LoCascio Chief Executive Officer	2001 2000 1999	185,000 185,650 125,000	50,000 — 50,000	— — —
Timothy E. Bixby President and Chief Financial Officer	2001 2000 1999	185,000 172,740 73,231	— — 35,000	550,000 300,000 300,000
Eitan Ron(1) General Manager, Israel	2001 2000 1999	141,108 101,159 27,798	20,000 — —	100,000 — —
Anthony Pante(2) Senior Vice President	2001 2000 1999	150,000 79,833 —	25,000 15,000 —	325,000 75,000 —
Michael Johnson(3) Vice President, Sales	2001 2000 1999	93,872 — —	15,000 — —	175,000 — —

(1)
The information provided for Mr. Ron reflects his employment with LivePerson's subsidiary HumanClick Ltd. prior to LivePerson's acquisition of HumanClick in October 2000.

(2)
Mr. Pante joined the Company in May 2000. His annual salary in 2000 was $130,000.

(3)
Mr. Johnson joined the Company in June 2001. His annual salary in 2001 was $140,000.

Option Grants in the Fiscal Year Ended December 31, 2001

        The following table sets forth information regarding exercisable and unexercisable stock options granted to each of the Named Executive Officers in the last fiscal year. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 2001. Potential realizable values are computed by (1) multiplying the number of shares of Common Stock subject to a given option by the market price or assumed fair market value on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds annually for the entire term of the option and (3) subtracting from that result the aggregate option exercise price.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Robert P. LoCascio	—	—	—	—	—	—
Timothy E. Bixby(2)	300,000 250,000	7.6 6.3	0.35 0.29	April 19, 2011 November 9, 2011	66,034 45,595	167,343 115,546
Eitan Ron(3)	100,000	2.5	0.29	November 9, 2011	18,238	46,219
Anthony Pante(4)	225,000 100,000	5.7 2.5	0.35 0.29	April 19, 2011 November 9, 2011	49,525 18,238	125,507 46,219
Michael Johnson(5)	75,000 100,000	1.9 2.5	0.28 0.29	July 11, 2011 November 9, 2011	13,207 18,238	33,469 46,219

(1)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices. These amounts represent assumed rates of appreciation in the value of our Common Stock from the exercise price (the market price on the date of grant). Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock. The amounts reflected in the table may not necessarily be achieved.

(2)
Twenty-five percent of Mr. Bixby's option to purchase up to 300,000 shares will vest on April 19, 2002 and the remainder will vest in three equal installments on each anniversary thereof. Twenty-five percent of Mr. Bixby's option to purchase up to 250,000 shares will vest on November 9, 2002 and the remainder will vest in three equal installments on each anniversary thereof.

(3)
Twenty-five percent of Mr. Ron's option to purchase up to 100,000 shares will vest on November 9, 2002 and the remainder will vest in three equal installments on each anniversary thereof.

(4)
Of Mr. Pante's option to purchase up to 225,000 shares, 67,411 shares will vest on each of April 19, 2002 and April 19, 2003, and 45,089 shares will vest on each of April 19, 2004 and April 19, 2005. Twenty-five percent of Mr. Pante's option to purchase up to 100,000 shares will vest on November 9, 2002 and the remainder will vest in three equal installments on each anniversary thereof.

(5)
Twenty-five percent of Mr. Johnson's option to purchase up to 75,000 shares will vest on July 11, 2002 and the remainder will vest in three equal installments on each anniversary thereof. Twenty-five percent of Mr. Johnson's option to purchase up to 100,000 shares will vest on November 9, 2002 and the remainder will vest in three equal installments on each anniversary thereof.

Aggregated Option Exercises in the Fiscal Year Ended December 31, 2001 and Year-End Option Values

        The following table provides certain summary information concerning stock options held at December 31, 2001 by each of the Named Executive Officers. No options were exercised during fiscal 2001 by any of the Named Executive Officers. The value of each unexercised in-the-money option at December 31, 2001 is based on the market value of our Common Stock at December 31, 2001, less the exercise price of the option, multiplied by the number of shares underlying the option.

	Number of Securities Underlying Unexercised Options at December 31, 2001 (#)
			Value of Unexercised In-the- Money Options at December 31, 2001 ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. LoCascio	—	—	—	—
Timothy E. Bixby	262,500	887,500	—	10,000
Eitan Ron	—	100,000	—	4,000
Anthony Pante	32,302	367,698	—	4,000
Michael Johnson	—	175,000	—	7,750

(1)
The last quoted bid price of our Common Stock on the Nasdaq National Market on the last trading day of the fiscal year ended December 31, 2001 was $0.33 per share.

Employment Agreements

        Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on January 1, 2002, our agreement with Mr. LoCascio extended automatically for a one-year term ending on January 1, 2003. The agreement will again automatically extend on January 1, 2003 for a one-year term, unless either we or Mr. LoCascio gives notice not to extend the term of the agreement. Pursuant to the agreement, Mr. LoCascio is entitled to receive an annual base salary of not less than $125,000, plus an annual discretionary bonus of up to $50,000, determined by our Board of Directors based upon achievement of performance objectives. Our Board raised Mr. LoCascio's annual salary to $185,000, effective April 2000. If Mr. LoCascio is terminated by us without cause or following a material change or diminution in his duties, a reduction in his salary or bonus, or if we are sold or following a change in control of our company, or if we relocate him to a location outside the New York metropolitan area, we must pay him an amount equal to the amount of his salary for the 12 months following the date of termination, and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three monthly installments beginning 30 days after his termination. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

        Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999, which shall continue until it is terminated by either party. Pursuant to the agreement, Mr. Bixby receives an annual base salary of not less than $140,000 and an annual discretionary bonus. Our Board raised Mr. Bixby's annual salary to $185,000, effective April 2000. Mr. Bixby is also eligible to receive long-term incentive awards determined by our Board consisting of options to purchase Common Stock. If Mr. Bixby is terminated following a change in control of our company or if he terminates his employment with us following a reduction in his salary, a material change or diminution in his duties or if Robert LoCascio is no longer our President or Chief Executive Officer, all of his options then outstanding will vest immediately, and we must pay him a lump-sum amount equal to his annual salary, and the pro rata portion of the bonus he would have been entitled to receive for the year in which the termination occurred. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Bixby's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

        Eitan Ron, the General Manager of our operations in Israel, is employed pursuant to an employment agreement entered into as of October 12, 2000, with our wholly-owned subsidiary HumanClick Ltd., which employment agreement continues until October 12, 2003. Pursuant to a separate letter agreement, LivePerson has guaranteed the obligations of HumanClick under the employment agreement. Under the terms of the employment agreement, Mr. Ron receives an annual base salary of not less than $110,000 and an annual discretionary bonus, determined by our Chief Executive Officer. If Mr. Ron is terminated without cause, or if he terminates his employment with us for "good reason"—following a material reduction in his salary (other than as a result of a Company-wide action), a relocation of his worksite outside Israel, a change in his title or if Robert P. LoCascio is no longer an active executive of LivePerson—we must continue to pay him his annual salary for a six-month period. In addition, pursuant to a separate agreement, 521,433 shares of our Common Stock held by Mr. Ron are currently subject to a repurchase option, exercisable by the Company if Mr. Ron voluntarily leaves HumanClick other than for any of the "good reason" conditions described in his employment agreement, or if he is terminated for cause. One-half of such shares are released from the Company's repurchase option on each of October 12, 2002 and October 12, 2003. If Mr. Ron is terminated without cause, or if he terminates his employment with us for "good reason," all of the shares will be released from the Company's repurchase option. Pursuant to Mr. Ron's employment agreement, for a period of one year from the date of termination of Mr. Ron's employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of our Board of Directors between January 1, 2001 and September 26, 2001 were Mr. Fields, Mr. Grousbeck and Mr. Lavan. Between September 26, 2001 and December 31, 2001, the members of the Compensation Committee were Mr. Fields, Mr. Gill and Mr. Matschullat. None of these members was an officer or employee of LivePerson during the fiscal year ended December 31, 2001 or at any time prior to that. No executive officer of LivePerson serves or has served during the fiscal year ended December 31, 2001 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors is composed of three independent non-employee directors. It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 2000 Stock Incentive Plan.

        The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        General Compensation Policy.    The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Generally, each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

        Factors.    The principal factors that were taken into account in establishing each executive officer's compensation package for the 2001 Fiscal Year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in comparable companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

        Annual Incentives.    Bonuses for executive officers are based on the Company's actual performance compared to plan.

        Long Term Incentives.    Stock option grants are made by the Compensation Committee to the Company's executive officers, generally upon hire, upon a material change in responsibilities or at other times at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in its business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years).

Generally, each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO Compensation.    In setting the total compensation payable to the Company's Chief Executive Officer for the 2001 Fiscal Year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of similar companies, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

        The Compensation Committee sought to maintain Robert P. LoCascio's base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. LoCascio's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 2001 Fiscal Year, Mr. LoCascio's base salary was competitive with the base salary levels of other chief executive officers at the surveyed companies.

        The remaining components of Mr. LoCascio's 2001 Fiscal Year compensation, however, were primarily dependent upon corporate performance. Mr. LoCascio is eligible for a cash bonus for each year conditioned on the Company's attainment of certain goals with additional consideration to be given to individual business plan objectives.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2001 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the 2001 Fiscal Year will exceed that limit. The Company's 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the Compensation Committee of the Company's Board of Directors:

                      Richard L. Fields
                      Emmanuel Gill
                      Robert W. Matschullat

        March 29, 2002

Stock Performance Graph

        The graph depicted below compares the monthly percentage changes in the Company's cumulative total stockholder return with the cumulative total return of the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Information Technology Index.

COMPARISON OF CHANGE IN CUMULATIVE TOTAL RETURN
AMONG LIVEPERSON, INC., THE S & P SMALLCAP 600 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

Notes:

(1)
The graph covers the period from the market close on April 7, 2000, the first trading day of the Common Stock following the Company's initial public offering, to December 31, 2001.
(2)
The graph assumes that $100 was invested at the market close on April 7, 2000 in the Company's Common Stock, and on March 31, 2000 in the Standard & Poor's SmallCap 600 Index and in the Standard & Poor's Information Technology Index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.
(3)
The Standard and Poor's Information Technology Index supercedes the Standard & Poor's SmallCap 600 Information Technology Index used in the Company's stock performance graph in its proxy statement for the 2001 Annual Meeting of Stockholders, due to the introduction by Standard and Poor's of its Global Industry Classification Standard on January 2, 2002.
(4)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  Membership and Role of the Audit Committee

        The Audit Committee consists of the following members of the Company's Board of Directors: Richard L. Fields, Emmanuel Gill and Kevin C. Lavan. Each of the members of the Audit Committee is "independent," as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter adopted by the Board of Directors, which was included in the proxy statement furnished to the stockholders in connection with the 2001 Annual Meeting of Stockholders.

  Review of the Company's Audited Consolidated Financial Statements for the Fiscal Year ended December 31, 2001

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management. The Audit Committee has separately discussed with KPMG LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

        The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and the Audit Committee has discussed with KPMG LLP the independence of that firm from the Company.

  Conclusion

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors:

                      Richard L. Fields
                      Emmanuel Gill
                      Kevin C. Lavan

        March 29, 2002

Section 16(a) Beneficial Ownership Reporting Compliance

        The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the fiscal year ended December 31, 2001, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 31, 2001, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock.

Certain Relationships And Related Transactions

        None.

PROPOSALS TWO(A), TWO(B) AND TWO(C)—AMENDMENTS TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

General

        The Company's Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company's best interests, and recommending to the stockholders of the Company for approval, three separate, alternative amendments to the Company's Fourth Amended and Restated Certificate of Incorporation (the "Charter"). The purpose of the amendments is to effect, alternatively, a reverse split of the Company's issued and outstanding Common Stock, at an exchange ratio of either one-for-three, one-for-five or one-for-seven (each, a "Reverse Split" and collectively, the "Reverse Splits"). If any Reverse Split Proposal or all of the Reverse Split Proposals are approved, the Board would have the authority (without further stockholder approval) to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to implement any stockholder-approved Reverse Split, and if so at which of the stockholder-approved exchange ratios, at any time prior to September 16, 2002. If the Board elects to implement any Reverse Split at one of the stockholder-approved exchange ratios, the Board would abandon any other stockholder-approved Reverse Splits, without need for any further stockholder action. Alternatively, and notwithstanding stockholder approval of any or all of the Reverse Split Proposals, the Board may abandon all of the stockholder-approved Reverse Splits without further action by the stockholders. The Board believes that approval of up to three separate, alternative Reverse Split Proposals, which, if more than one is approved by the stockholders would allow the Board the discretion to choose which Reverse Split to implement, rather than approval of a reverse split at a single specified exchange ratio, provides the Board with the maximum flexibility to react to future market conditions, to avoid delisting of the Common Stock and to, therefore, act in the best interests of the Company and its stockholders. Stockholders may vote in favor of, against or abstain with respect to any Reverse Split Proposal, and a vote in favor of, against or an abstention with respect to any Reverse Split Proposal will not affect a vote by the same stockholder with respect to any other Reverse Split Proposal. The text of each proposed amendment to the Charter to effect the Reverse Split is attached hereto as Appendices A-1 through A-3 (each, an "Amendment"). There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

        If any Reverse Split Proposal or all of the Reverse Split Proposals are approved by the stockholders, the timing of any implementation of any Reverse Split (prior to September 16, 2002) will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq National Market and other intended benefits of a Reverse Split to stockholders and the Company. See the information below under the caption "Purposes of the Reverse Split." The Board of Directors also reserves the right, notwithstanding stockholder approval of any or all of the Reverse Split Proposals, and without further action by stockholders, to not proceed with any stockholder-approved Reverse Split, if, at any time prior to filing an Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), the Board of Directors, in its sole discretion, determines that none of the stockholder-approved Reverse Splits are in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement any stockholder-approved Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected business and financial performance.

        If any Reverse Split Proposal or all of the Reverse Split Proposals are approved, and the Board elects to implement an approved Reverse Split, each of the Company's presently outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of

Common Stock in an exchange ratio of one New Share for every three, five, or seven (as the case may be) Old Shares (the appropriate number being the "Exchange Number"). If the Board elects to implement a stockholder-approved Reverse Split, such split will be effected simultaneously for all holders of the Common Stock and the exchange ratio will be the same for all of the Common Stock. Except for changes due to the Company's purchase of fractional shares, an implemented Reverse Split will affect all of the Company's stockholders uniformly and will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to an implemented Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Purposes of the Reverse Split

        The principal purpose of each Reverse Split Proposal is to increase the market price of the Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq"). The Common Stock is a quoted security on the Nasdaq National Market ("NNM"). In order for the Common Stock to continue to be quoted thereon, the Company and the Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company is required to maintain a minimum bid price of at least $1.00 per share and a market value for its publicly-held shares of at least $5 million.

        Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share or if the market value for the publicly-held shares remains below $5 million, in each case, for 30 consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on the NNM.

        The Company's Common Stock has previously been subject to delisting from the NNM for failure to satisfy the minimum bid price and market value of publicly-held shares requirements, and is presently at risk of being delisted from the NNM for failure to satisfy the minimum bid price requirement.

        Previous Delisting Matters.    On July 31, 2001, the Company received a Nasdaq Staff Determination that the Company failed to comply with Nasdaq's minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(5), and that the Common Stock was, therefore, subject to delisting from the NNM. In addition, the Company received a letter from Nasdaq, dated September 4, 2001, notifying the Company of its failure to maintain a minimum market value of public float of $5 million over the preceding 30 consecutive trading days as required by the Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(2).

        In October 2001, the Board of Directors determined that it would not effect the one-for-fifteen reverse split of Common Stock approved by the Company's stockholders at the Special Meeting of Stockholders held on September 11, 2001, due to the fact that on September 27, 2001, Nasdaq informed the Company that on such date they had implemented a moratorium on the minimum bid price and market value of public float requirements for continued listing on The Nasdaq Stock Market, which requirements were suspended until January 2, 2002. Based on the foregoing, the hearing LivePerson had requested before a Nasdaq Listing Qualifications Panel to appeal the July 2001 Nasdaq Staff Determination that the Company's Common Stock failed to comply with the minimum bid price requirement was rendered moot.

        Current Delisting Matters.    On February 14, 2002, the Company received a letter from Nasdaq notifying the Company that during the preceding 30 consecutive trading days, the bid price of shares of the Common Stock had closed below the minimum bid price of $1.00 per share as required by Nasdaq Marketplace Rule 4450(a)(5). The letter stated that the Company has until May 15, 2002 to demonstrate compliance with the minimum bid price rule and that, if the Company is not in compliance by that date, Nasdaq will notify the Company that the Common Stock will be delisted from the NNM. If such event occurs, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. The letter also stated that the Company could apply to transfer the listing of the Common Stock to the Nasdaq SmallCap Market.

        If a delisting were to occur, the Common Stock would likely trade on the Nasdaq SmallCap Market, or, if we failed to meet the requirements of that market, in the over-the-counter market in the so-called "pink sheets" maintained by Pink Sheets LLC or on the National Association of Securities Dealers' OTC Bulletin Board, which was established for securities that do not meet the listing requirements of the Nasdaq markets. Such alternative trading markets, and in particular, the "pink sheets" and the OTC Bulletin Board, are generally considered less efficient than the NNM. Consequently, selling the Common Stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts' and news media coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of the Common Stock.

        Such delisting from the NNM or further declines in the market price of the Common Stock could also greatly impair the Company's ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders caused if the Company was to issue equity in financing or other transactions. The price at which the Company issues shares in such transactions is generally based on the market price of the Common Stock and a decline in the market price of the Common Stock could result in the need for the Company to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.

        In addition, if the Common Stock is not listed on the NNM, the Company may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Common Stock and affect the ability of holders to sell their shares of Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

        The Board of Directors believes that effecting any Reverse Split is likely to result in the bid price of the Common Stock increasing over the $1.00 per share minimum bid price required by Nasdaq, thereby permitting the Company to be in compliance with the NNM minimum bid requirement of $1.00 per share. However, there can be no assurance that after effectuating any stockholder-approved Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NNM, including the requirement that the Company maintain a market value for its publicly-held shares of at least $5 million. As discussed above, in October 2001, the Board of Directors determined that it would not effect the one-for-fifteen reverse split of Common Stock approved by the Company's stockholders at the Special Meeting of Stockholders held on September 11, 2001. Stockholder approval of that one-for-fifteen reverse split has no effect on any of the Reverse Split Proposals brought before the stockholders at this Annual Meeting.

Certain Effects and Risks of the Reverse Split

        The following table illustrates the principal effects of a Reverse Split on the Common Stock:

		Number of Shares Subsequent to the Reverse Split at Each of the Proposed Ratios (1)
Category of Shares	Number of Shares Prior to the Reverse Split	One-for-Three Ratio	One-for-Five Ratio	One-for-Seven Ratio
Authorized	100,000,000	100,000,000	100,000,000	100,000,000
Outstanding(2)	33,983,381	11,327,793	6,796,676	4,854,768
Available for Future Issuance(3)	66,016,619	88,672,207	93,203,324	95,145,232

(1)
Although stockholders may approve any or all of the Reverse Split Proposals, only one Reverse Split would be implemented by the Board (if at all).

(2)
Assumes the Effective Time occurred on the date of this proxy statement, and subject to adjustment resulting from cash payments by the Company in lieu of fractional shares.

(3)
Includes shares of Common Stock issuable (i) upon the exercise of outstanding options under the Company's 2000 Stock Incentive Plan, (ii) upon the exercise of outstanding warrants to purchase Common Stock and (iii) upon purchase under the Company's Employee Stock Purchase Plan. After the Effective Time, each option or warrant will entitle the holder to acquire a number of shares of Common Stock equal to the number of shares of Common Stock which the holder was entitled to acquire immediately prior to the Effective Time divided by the Exchange Number at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by the Exchange Number. The number of shares reserved for issuance under the Company's 2000 Stock Incentive Plan and Employee Stock Purchase Plan, approximately 12,040,000 shares and 750,000 shares prior to the Reverse Split, respectively, will automatically be reduced by a factor equal to the Exchange Number after the Effective Time.

        Stockholders should recognize that if a Reverse Split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by the Exchange Number, subject to adjustment for fractional shares, as described below).

        While the Company expects that the reduction in the outstanding shares of Common Stock as a result of a Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that a Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number, or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after a Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effected.

        There can be no assurance that after effecting a Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NNM, including the requirement that the Company maintain a market value for its publicly-held shares of at least $5 million. Furthermore, there can be no assurance that any appeal of a decision to delist the Common Stock would be successful or that a Reverse Split would prevent the Common Stock from being forced to trade on the OTC Bulletin Board or in the "pink sheets." Therefore, there can be no assurance that after a Reverse Split, trading in the Common Stock will be efficient or that the Company will not be subject to Rule 15g-9.

        Further, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a Reverse Split, and there could be larger spreads in the bid and ask prices for shares of the Common Stock. In addition, a Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.

        After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 66,016,619 to either 88,672,207, 93,203,324 or 95,145,232 (subject to the assumptions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Effective Time, the dilution to the ownership interest of the Company's existing stockholders may be greater than would otherwise occur had a Reverse Split not been effected.

        As described below, stockholders who would otherwise hold fractional shares after a Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of New Shares as compared to the number of holders of Old Shares to the extent that there are stockholders presently holding fewer than a number shares equal to the Exchange Number, and each such person will cease to be a Company stockholder after the Effective Time. These, however, are not the purposes for which the Company seeks to effect a Reverse Split, and the Company does not expect a Reverse Split will result in any material reduction in the number of stockholders.

        Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), no Reverse Split is being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split Proposals, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Fourth Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

        None of the Reverse Splits will affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to a fraction of its present amount (depending on the Exchange Number), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Although total net income or loss of the Company will not be effected, the per share net income or loss and net book value of the Common Stock will be increased after the Effective Time because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

        If any or all of the Amendments are approved by the Company's stockholders, and if the Board of Directors still believes that a Reverse Split is in the best interests of the Company and its stockholders, the Board will elect which of the Reverse Split Proposals to implement and the Company will file the appropriate Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined to be the appropriate effective time for such Reverse Split. The Board would abandon the other approved Amendments, if any, at such time. The Board may delay effecting a Reverse Split until September 16, 2002 without resoliciting stockholder approval for any or all of the approved Reverse Split Proposals. A Reverse Split will become effective at the Effective Time on the date of filing the appropriate Amendment. After the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        Promptly after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, American Stock Transfer & Trust Company, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

        No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with any Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the average closing sale prices of Old Shares (as adjusted to reflect the Reverse Split) for the 20 trading days immediately before the Effective Time, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of Old Shares for such days, in each case as officially reported on the NNM, or such other price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

No Dissenter's Rights

        Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to the proposed Amendments, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Split

        The following discussion summarizes certain material United States federal income tax consequences relating to a Reverse Split. This discussion is based upon current provisions of the Internal Revenue Code, current and proposed Treasury Department regulations, and judicial and administrative decisions and rulings as of the date of this proxy statement, all of which are subject to change (which changes could have retroactive effect). This discussion addresses only those stockholders of the Company who hold their Old Shares and will hold their New Shares as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders of the Company in light of their individual circumstances or to stockholders of the Company who are subject to special rules, such as persons subject to the alternative minimum tax; persons who hold their stock through partnerships or other pass-through entities; financial institutions; tax-exempt organizations; retirement plans; insurance companies; dealers in securities or foreign currencies; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts; or persons who hold their stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction.

        The Company believes that a Reverse Split will qualify as a tax-free recapitalization for federal income tax purposes. However, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. We cannot assure you that a contrary position will not be asserted successfully by the Internal Revenue Service.

        Based upon the conclusion that a Reverse Split will qualify as a tax-free recapitalization, the material federal income tax consequences of a Reverse Split would be as follows:

  •
  No gain or loss would be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to any Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share would be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment would recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

  •
  The aggregate tax basis of the New Shares received in any Reverse Split (including any fraction of a New Share deemed to have been received) would be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares would include the period during which the stockholder held the Old Shares surrendered in a Reverse Split.

  •
  The Company would not recognize any gain or loss as a result of a Reverse Split.

        The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to a Reverse Split.

EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT SUCH STOCKHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF A REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve each of these proposals. Stockholders may elect to vote in favor of each of the Amendments, some of the Amendments or none of the Amendments.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOREACH OF THE REVERSE SPLIT PROPOSALS.

PROPOSAL THREE—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed the firm of KPMG LLP, independent public accountants for the Company during the 2001 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2002, and is asking the stockholders to ratify this appointment.

        Although stockholder ratification of the Board of Directors' appointment is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent public accountants. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company by KPMG LLP for Services Rendered during the 2001 Fiscal Year

  Audit Fees

        An aggregate of $196,050 was billed for professional services rendered for the audit of the Company's annual consolidated financial statements for the 2001 Fiscal Year and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the 2001 Fiscal Year.

  All Other Fees

        Fees billed to the Company by KPMG LLP for the 2001 Fiscal Year for all other non-audit services rendered to the Company, including tax related services, totaled $25,750.

        The Audit Committee of the Board of Directors has considered whether the provision of the services covered by the category "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

Required Vote

        The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

        No person who has been a director or executive officer of LivePerson at any time since January 1, 2001, or any such person's associates, has a direct or indirect substantial interest in the proposals to be acted upon at the Annual Meeting, other than any interest arising from the ownership of our securities, in which case no such person receives an extra or special benefit not shared on a pro rata basis by all other holders of the same class.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2001 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

        The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 1, 2002. Stockholders may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company's principal executive offices located at 462 Seventh Avenue, 21st Floor, New York, New York 10018.

                      By Order of the Board of Directors

                      Timothy E. Bixby
                       President, Chief Financial Officer, Secretary and Director

Dated: April [    ], 2002

APPENDIX A-1

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

(ONE-FOR-THREE EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                        , 2002, upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each THREE (3) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq National Market, or such other price as determined by the Board of Directors of the Corporation."

APPENDIX A-2

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

(ONE-FOR-FIVE EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                        , 2002, upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each FIVE (5) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq National Market, or such other price as determined by the Board of Directors of the Corporation."

APPENDIX A-3

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

(ONE-FOR-SEVEN EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                        , 2002, upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each SEVEN (7) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq National Market, or such other price as determined by the Board of Directors of the Corporation."

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

        The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 23, 2002 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088), on Thursday, May 23, 2002 at 10:00 a.m. Eastern Daylight time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

(CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

X    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1.
TO ELECT ONE CLASS II DIRECTOR TO SERVE FOR A THREE-YEAR TERM ENDING IN THE YEAR 2005 OR UNTIL THE DIRECTOR'S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED;

        NOMINEES:

        TIMOTHY E. BIXBY

        FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS WRITTEN BELOW TO THE CONTRARY)

Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided at left.

WITHHOLD AUTHORITY TO VOTE            ☐
FOR ALL NOMINEES LISTED ABOVE

2.
TO APPROVE AN AMENDMENT TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT:

a.
A ONE-FOR-THREE REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

FOR	AGAINST	ABSTAIN
☐	☐	☐
  b.
  A ONE-FOR-FIVE REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

FOR	AGAINST	ABSTAIN
☐	☐	☐
  c.
  A ONE-FOR-SEVEN REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        The Company's Board of Directors would retain the discretion to select, from among those of the foregoing proposals approved by the stockholders, the ratio at which to implement a reverse split of the Company's outstanding shares of Common Stock, or not to effect a reverse split at all, at any time prior to September 16, 2002.

3.
TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.
In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE DIRECTOR NOMINEES LISTED ABOVE AND A VOTE IN FAVOR OF ALL OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE (INCLUDING NOT WITHHOLDING AUTHORITY TO VOTE FOR ANY NOMINEE), THIS PROXY WILL BE VOTED IN FAVOR OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF ALL OF THE LISTED PROPOSALS.

		Date:	,	2002
Signature (title, if any)	Signature, if held jointly

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

        (JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE—ELECTION OF DIRECTORS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF CHANGE IN CUMULATIVE TOTAL RETURN AMONG LIVEPERSON, INC., THE S & P SMALLCAP 600 INDEX AND THE S & P INFORMATION TECHNOLOGY INDEX
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSALS TWO(A), TWO(B) AND TWO(C)—AMENDMENTS TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK
PROPOSAL THREE—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
ANNUAL REPORT
FORM 10-K
APPENDIX A-1 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-THREE EXCHANGE RATIO)
APPENDIX A-2 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-FIVE EXCHANGE RATIO)
APPENDIX A-3 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-SEVEN EXCHANGE RATIO)
LIVEPERSON, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, MAY 23, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.